EXHIBIT 23.1

HOBE & LUCAS
CERTIFIED PUBLIC ACCOUNTANTS, INC.
                                                   4807 Rockside Road, Suite 510
                                                        Independence, Ohio 44131
                                                             Tel: (216) 524-8900
                                                             Fax: (216) 524-8777

Suzanne I. Barth
Concrete Leveling Systems, Inc.
5046 East Boulevard Northwest
Canton, Ohio  44718


                        CONSENT OF INDEPENDENT AUDITORS

This firm was the independent auditor for Concrete Leveling Systems, Inc. (a development stage company) as of October 31, 2007 and for the period beginning August 28, 2007 (inception) and ended October 31, 2007. In this context, we understand that the Company is filing a Form SB-2 with the Securities and Exchange Commission.

Pursuant to Item 601(b) (23) of Regulation S-B, this letter will serve as our consent for the Company to file with the Form SB-2 our Report of Independent Registered Public Accounting Firm dated January 9, 2008 for the period beginning August 28, 2007 and ended October 31, 2007 and to the reference of Hobe & Lucas, Certified Public Accountants, Inc., therein.


                                            /s/ Hobe & Lucas CPAs Inc.
                                            ----------------------------------

Independence, Ohio
January 11, 2008